Exhibit 10.6

Confidential material has been omitted and filed separately with the Commission

43 LANDY - MEDIACOM II - INTERXION - 24/10/07

AMENDMENT TO LEASE AGREEMENT DATED 29 JUNE 2007

THE UNDERSIGNED:

SCI 43 rue du Landy, real estate investment company under French law (société civile immobilière) with capital of EUR 10,000, entered in the Trade and Companies Register (RCS) in PARIS under number 487 965 980 and having its registered office at 26, bd Malesherbes 75008 Paris,

Represented by its Manager, the Foncière Paris France company, which in turn is represented by Mr Patrick Béghin, Assistant Managing Director.

Hereinafter referred to as “SCI” or the “Lessor”

PARTY OF THE FIRST PART,

AND

The company with the designation Interxion France SàRL with capital of EUR 200,000, entered in RCS Bobigny under number 423 945 799, and having its registered office at 45, avenue Victor Hugo, Building 260, 93534 Cedex Aubervilliers,

Represented by Mr Fabrice Coquio, Manager

Hereafter referred to as “Interxion” or the “Lessee”

PARTY OF THE SECOND PART,

Whereas:

In accordance with the private agreement dated 29 June 2007 in Paris (the “Lease”), SCI 43 rue du Landy has leased Interxion, a warehouse building with office space and ancillary facilities located at 198, avenue du Président Wilson in Saint-Denis (Seine Saint-Denis).

This Lease was granted and accepted for a period of 12 years commencing on 1 December 2007, with Interxion having the option of withdrawing from the Lease by notifying SCI at least 30 days in advance, no later than 31 October 2007.

Interxion having asked SCI to extend the above period for his decision and SCI having granted this request, the Parties have agreed to make the following amendment.

The Parties have additionally agreed to use this amendment to formalize their arrangement concerning the payment by SCI of the costs of the injection work to be performed in the Leased Premises.

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Have hereby agreed to the following:

Section 1: Amendment of Clause 3 of Part I: Specific Terms of the Lease

The parties agree to nullify Clause 3 of Part 1 (Specific Terms of the Lease) and replace it by the following:

“3. Commencement Date of the Lease

The lease is granted for a period of twelve years commencing on 1 December 2007 (the “Commencement Date”) and ending 30 November 2019.

During the period prior to the Commencement Date, the Lessor grants the Lessee the right to withdraw from the Lease at any time, providing it notifies the Lessor by registered mail with acknowledgement of receipt in such a manner that the date of receipt or first delivery of this letter is no later than 19 November 2007.

By mutual agreement, the Parties acknowledge that their relations between 1 June 2007 and the Commencement Date, including the Lessee’s option to cancel further commitment to the Lease, shall not be subject to the public statutory regulations concerning commercial leases but will be governed by the common-law rules applying to contracts.

During the period from 1 June 2007 to the Commencement Date, the Lessee will be liable for payment of an occupancy charge amounting to        ***         per month net of tax and additional charges. This amount is payable in advance, commencing on the Signing Date of this Contract.

During the same period, private charges, share of property taxes and share of the annual tax on offices, shops and storage facilities referred to in Clauses 8.1, 8.2 and 8.3 will be set at the flat rate of        ***         plus taxes per month.”

Section 2: Lessor’s contribution to the cost of the injection work undertaken by the Lessee

In the event that, in connection with the work to be performed under Clause 9.1 of the Lease, the condition of the building’s basement makes it necessary for the Lessee to undertake injection work, the Lessor shall pay the costs of such work up to EUR 100,000 (one hundred thousand euros) including fees but excluding taxes. This contribution will be paid upon presentation of the Lessee’s invoice along with receipts for expenses.

All other terms, conditions and obligations of the Lease remain unchanged.

Drawn up in Paris on 26 October 2007 in two (2) original copies

Lessor	Lessee

INTERXION FRANCE
Building 260 – 45, avenue Victor Hugo
93535 Aubervilliers Cedex – France
RCS Bobigny 423 945 799 - APE 652 E
Tel. +33 (0) 1 53 56 36 10
Fax +33 (0) 1 52 56 36 20

Exhibit 10.6

Confidential material has been omitted and filed separately with the Commission

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LEASE AGREEMENT

THE UNDERSIGNED:

The SCI 43 Rue du Landy, civil real estate corporation with capital of EUR 10,000, registered with the RCS of PARIS under No. 487 965 980, whose registered office is at 26 Blvd. Malesherbes 75008 Paris, Represented by its Managing Director, the FONCIERE PARIS FRANCE Company, which is represented by Mr Bruno Kahan, Deputy CEO.

Hereinafter referred to as the “LESSOR”

ON THE ONE HAND

AND

The company referred to as INTERXION France SARL with capital of EUR 200,000, registered with the RCS of Bobigny under No. 423945799, whose registered office is at 45 Avenue Victor Hugo, Building 260, 93534 Aubervilliers Cedex,

Represented by Mr Fabrice COQUIO, Managing Director

Hereinafter referred to as the “LESSEE”

ON THE OTHER HAND

Have previously set forth the following:

STATEMENT

1) Definitions

In the present contract, the generic terms below have the following meanings:

•	Lease: means the lease subject hereof

•	LESSOR: means the SCI “43 Rue du Landy” Company

•	General Conditions: means the General Conditions of the Lease

•	Special Conditions: means the Special Conditions of the Lease

•	The Building or the Premises: means the property that is the subject of the Lease

•	LESSEE: means the Interxion Company

2) Property of LESSOR

The LESSOR is the owner of the Building to be acquired under a deed received by Maitre Sylvie Burthe-Mique, member of the notary partnership referred to as “Monassier and Associates” 1 Rue de Monttessuy in Paris (75007) since 1 December 2006.

3) Investigations carried out by the LESSEE

The LESSEE acknowledges having been able to proceed, prior to this date, with all the investigations it deemed useful concerning the Building, in order to check in particular on its condition and to ensure the possibility of exercising the business it intends to operate there.

It states in this respect, having already checked with the DRE, the technical and financial feasibility of providing electric power cables for the delivery of 13 MW.

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This having been set forth, the Lease that is the subject hereof is agreed:

The LESSOR gives a Lease for a period of 12 full and consecutive years commencing from the Effective Date as specified in § 3 of the Special Conditions of this Lease, in the context of the commercial lease statutes, as defined in Articles L 145-1 and following of the Commercial Code, to the LESSEE, who so accepts, for the building whose description is hereafter established in the Special Conditions.

The Lease is granted and accepted under the Special Conditions and the General Conditions set forth below, which form an inseparable whole.

It is hereby specified that in case of contradiction between the General Conditions on the one hand and the Special Conditions on the other, the provisions of the Special Conditions shall prevail.

CHAPTER I

SPECIAL CONDITIONS OF LEASE

1	Description of the Building

The Building that is the subject of this contract is located in Saint-Denis (Seine Saint-Denis) 198, Avenue du President Wilson. It includes land in cadastre Section CJ No. 159 of 5,913 m² on which is erected a building for use as a warehouse with support offices and accompanying premises (APPENDIX 9: Plan).

As has been seen and agreed to by the LESSEE.

2	Intended Purpose - Use of the Premises

As noted above, the building is intended as a warehouse and support offices.

However, the LESSEE may use it for its business of providing services for the hosting, equipping and installing of computers and telecommunications, connectivity between wireless TELECOM carriers’ networks, technical support to telecommunications companies, including the transfer and registration of telecommunications capacity, as well as all services related to these activities, once it has obtained the permits and performed, at its expense and risk, all the work that may be necessary for the exercise of this business activity.

3	Effective Date of the Lease

The Lease is granted for a period of twelve years that begins on 1 December 2007 (“Effective Date”) and ends on 30 November 2019.

During the period prior to the Effective Date, the LESSOR grants to the LESSEE the right to withdraw from the Lease at any time subject to informing the LESSOR thirty days in advance by registered post with return receipt requested.

By mutual agreement, the parties agree that their relationship between 1 June 2007 and the Effective Date, and particularly the option for the LESSEE to waive further execution of the Lease, shall not be subject to the rules of public order of the commercial lease statutes but shall be governed by the common contract law.

During the period from 1 June 2007 to the Effective Date, the LESSEE shall be liable for a monthly occupancy fee of        ***         excluding taxes and charges, which shall be payable in advance as of the signing of this contract.

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During the same period, the private charges, the share of the property tax and the share of the annual tax on offices, commercial and storage premises referred to in Articles 8.1, 8.2 and 8.3 shall be fixed at the lump sum of         ***         excluding taxes per month.

4	Tax Treatment

In accordance with the provisions of Articles 260-2nd of the General Tax Code and 193 and 195 of Appendix II of the General Tax Code, the LESSOR has opted for payment of VAT on rental income for the Building for which the occupancy fee is referred to above.

Accordingly, the rent, charges and utilities and generally all sums owed by the LESSEE to the LESSOR in pursuance hereof are understood to include value added tax. The same shall hold in respect of any replacement, additional or similar taxes that may be created.

5	Rent

5.1 - Base Rent

The present rental is granted and accepted in return for principal annual rent exclusive of taxes and charges of         ***

Notwithstanding the foregoing paragraph and without prejudice to § 3 of these Special Conditions of the Lease, it is agreed that from 1 December 2007 to 31 December 2008, or to the date of completion of the LESSEE’s work as referred to in Article 9 below if it is before 31 December 2008, the annual base rent shall be reduced to                                 ***                              exclusive of taxes and prorated charges.

As necessary, it is recalled that these special provisions are not an obstacle to the application of the escalator clause provided for in Article 3.2 of the General Conditions hereinafter.

5.2 - Advance Rent

In consideration of the exemption granted in § 7 below by the LESSOR to the LESSEE to pay it a security deposit, the LESSEE shall pay to the LESSOR, upon signature hereof, in addition to the rent payable for the expiring term, a permanent advance in an amount equal to one quarter’s rent plus charges, plus VAT at the current rate, i.e. the sum of                         ***                                                          ***                                 , so that, by express agreement between the parties, the LESSOR shall continuously hold, regardless of quarterly due dates, an amount equal to three months’ rent and charges inclusive of taxes.

For the period prior to the Effective Date, and then for the period from the Effective Date until the date of completion of the work, the amount of the permanent advance shall be calculated in proportion to the value of three months of rent and charges for the relevant periods.

The advance shall be indexed under the same conditions as the principal rent.

At the end of the Lease, possibly renewed, the advance paid by the LESSEE shall be refunded to him, after deducting all sums that remain due the LESSOR in any capacity whatsoever, and in the first place for the re-conditioning of the Premises.

In the event of early termination of the Lease as a result of non-performance of its terms or for any cause attributable to the LESSEE, said advance shall be retained by the LESSOR for initial damages, without prejudice to any other.

In case of withdrawal by the LESSEE from the Lease under the conditions stipulated in § 3 hereinabove, this amount shall be refunded by the LESSOR to the LESSEE within a period of 30 days from the notification of the withdrawal by the LESSEE.

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6	Benchmark Index for the Updating of the Rent

For the purposes of the escalation clause stipulated in Article 3.2 of the General Conditions, the index will be the last published index, namely that for the fourth quarter of 2006, for a value of 1406.

7	Security Deposit

Notwithstanding Article 3.7 of the General Conditions hereinafter, the LESSEE is relieved of paying a security deposit to the LESSOR.

8	Amount of the First Quarterly Provision for Charges

8.1 - Reimbursement of Individual Charges

The provision for reimbursement of individual charges is set at 5% excluding taxes on the rent excluding taxes, i.e.

***                     excluding taxes per quarter.

8.2 - Reimbursement of Property Tax

The provision for reimbursement of the property tax is fixed at                        ***                              per quarter.

8.3 - Reimbursement of the Annual Property Tax on Premises used as Offices, Commercial Premises and Storage

The provision for reimbursement of this tax is fixed at                     ***                    per quarter.

9	LESSEE’s Work

9.1 - Performing of Work by the LESSEE

The LESSEE has informed the LESSOR of its project to perform major work in the Building.

To obtain the LESSOR’s consent, the LESSEE shall communicate to the latter a technical dossier for the proposed work including drawings, descriptions and technical notes.

The LESSEE agrees to comply with any regulations relating to such work, and to seek and obtain any necessary administrative authorisation beforehand.

The LESSEE agrees, for the design and performance of its work, to comply with the specifications established by the developer of the BIA of Montjoie, upon which the Building depends, and approved by the Mayor of Saint-Denis dated February 1997 appended hereto (APPENDIX 2).

It shall submit to the LESSOR the application documents for the building permits that may be necessary, it being stipulated that the LESSOR reserves the right to file them in its own name. In this situation, the LESSEE, who so agrees, shall reimburse the LESSOR, upon first request, for the amount of any participation that may be collected on behalf of the LESSOR for such work.

The LESSEE’s objective is to file the application for building permits, after obtaining the approval provided for in Articles L 510-1 et seq. of the Zoning Code, if necessary, no later than 31 December 2007; it shall communicate the notification of the investigation period to the LESSOR upon receipt, and shall notify it, as needed, and upon first request by the latter, of the progress of the investigation into this application.

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The work shall be performed at the cost, risk and peril of the LESSEE, by contractors who offer all guarantees of competence, under the supervision of a project manager approved by the LESSOR, whose fees shall be borne by the LESSEE.

The LESSEE shall bear alone all the damage caused directly or indirectly during the performance of this work or after the fact due to the fact of its existence, and completely guarantees the LESSOR if he is sought after in this regard.

As necessary, it is specified that the LESSOR’s knowledge of the description of the LESSEE’s work shall in no way make it liable, since the work remains under the latter’s sole and full responsibility.

Before starting work, the LESSEE shall provide the LESSOR a certificate for the property insurance underwriting issued by the insurer, and a copy of the policy subscribed.

It shall further provide the LESSOR a copy of the administrative approvals as of when they are obtained.

When the work is completed, the LESSEE agrees to provide the LESSOR the final execution plans for the facilities, the Technical Inspector’s end of mission report, a copy of the Declaration of Completion of Work, the certificate of compliance, the administrative permits to begin, the records of acceptance, and more generally any document evidencing proper completion of its work and all the technical data arising in connection with its operation, in particular for the air conditioning.

9.2 - Cost of the Work during the Lease

Notwithstanding the provisions of Articles 52 and following of the General Conditions of the Lease, the LESSEE shall perform all the work that may be necessary on the building during the Lease at its own expense, risk and peril, gradually as needed, and it shall all remain at its own expense, regardless of its cause, nature and scope, even if it is due to a hidden defect (maintenance, repair, replacement work), without exception and including, notwithstanding the provisions of Article 605, that which is covered by Article 606 of the Civil Code, repairs that affect the structure or soundness of the Building, work involved in bringing it into compliance, and that resulting from an injunction that may be made by an administrative authority, and even, notwithstanding Article 1755 of the Civil Code, in cases of force majeure and obsolescence.

It expressly waives invoking the provisions of Articles 1719 second, third and fourth paragraphs, 1720, 1721, and 1724 second and third paragraphs of the Civil Code for all work performed by it, including that under Article 606 of the Civil Code.

9.3 - Disposal of the Work at the End of the Lease

All embellishments or improvements made to the Building by the LESSEE during the course of the Lease shall remain the property of the LESSOR at the end of the Lease without any compensation by the latter in favour of the LESSEE.

The LESSOR releases the LESSEE from surrendering the premises in their original state at the end of the Lease, it being understood that the LESSEE shall proceed with the removal his equipment, installations and facilities specific to his business, including those that have become immovable by their intended purpose, and the building must consequently be put back into condition, if their installation has caused damage.

10	Special Conditions related to Supplying Fluids for the Building and the Installation of a Fence

The LESSEE declares itself fully informed by the following, and accordingly agrees to perform the necessary work.

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10.1 Since the supplying of fluids to the Building is partially provided by underground pipes that pass through other properties, the work necessary to ensure its independence for any supply of fluids must be performed no later than 31 December 2007 for any utility except heating, and by 31 May 2008 for the supply of heat, since these power supplies will no longer provided by the owner of these lines as of these dates.

10.2 Since the Building is not currently enclosed, a fence that complies with the requirements of the BIA of Montjoie is expected to be completed no later than 31 May 2008 on a temporary basis, and the final enclosure is to be completed by the date of completion of the LESSEE’s work that is the subject of Article 9 hereinabove. In addition, it is shown that until the erection of fencing to the West by SODETAT and the neighbouring owner the COFIGIM Company, the LESSEE shall pass through the COFIGIM Company’s security service in order to gain access into the Building.

11	Statement of Natural and Technological Hazards

Pursuant to Article L 125-5 of the Environmental Code, the LESSOR has prepared a statement of natural and technological hazards that is appended hereto.

CHAPTER II

GENERAL TERMS OF THE LEASE

The Lease is subject to the statutes for leases for commercial use as codified in Articles L145-1 et seq. of the Commercial Code.

1 - DEFINITION OF THE PREMISES

1.1 - Description of the Premises

The Premises are described in the Special Conditions.

The LESSEE declares having full knowledge of the premises from having seen and visited them. Any difference between the surface areas mentioned in the Special Conditions or shown in the appended plan and the Premises’ actual surface areas does not justify a rent reduction or increase, since the parties refer to the contents of the premises such as they exist.

The parties agree that the Premises are an indivisible whole for the entire term of the Lease, including any renewals, implied extensions and even in case of eventual sale.

1.2 - Intended Purpose - Usage

The LESSEE shall use the Premises in a personal capacity and for the exclusive use referred in the Special Conditions in accordance with the intended purpose of the building and in accordance with the provisions of Articles 1728 and 1729 of the Civil Code.

The LESSEE shall be responsible for any administrative permits and the payment of any amounts, taxes and/or fees incurred in connection with the business to be operated on the Premises and their use.

The LESSEE shall also be personally responsible for the Premises’ compliance with regard to the business activity being carried on there, such that the LESSOR shall never be concerned about this.

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2 - CONDITIONS RELATING TO THE TERM OF THE CONTRACT

2.1 - Term

This Lease is granted and accepted for a term of 12 full and consecutive years. The term starts on the Effective Date set forth previously in CHAPTER I § 3 - SPECIAL CONDITIONS OF THE LEASE.

The LESSEE expressly waives availing itself of the right to request the termination of the Lease before the end of the twelfth year, as the Lease has a fixed term of 12 years.

In case of renewal of the Lease, it is expressly agreed between the parties, as necessary, that it will be renewed for the same 12-year term, with an option for both parties to terminate it at the expiration of each tri-annual period.

If, despite the LESSEE’s commitment to a set period of 12 years, it is obliged to give notice before the end of the twelfth year of the Lease, it shall be liable to the LESSOR for compensation for early termination corresponding to all the rent for the entire 12 years, charges and VAT included.

2.2 - Notice given by the LESSEE

The LESSEE may give notice at the end of fourth tri-annual period only, in accordance with the provisions of Article L 145-4 of the Commercial Code, under the Special Conditions.

The LESSEE shall serve this notice on the LESSOR by extrajudicial act, no later than six months before the expiry of the twelfth year of the Lease.

The Lease continues up until the effective date of the notice even if the keys have been returned to the LESSOR before that date.

3. - FINANCIAL CONDITIONS

3.1 - Rent

The Lease is granted and accepted in return for an annual principal rent, whose base value is specified in the Special Conditions. It changes under the conditions specified by law and according to the terms and conditions provided in Article 3.2 below.

3.2 - Rent Indexing

The rent automatically varies each year on the anniversary of the Effective Date of the Lease, without need for prior notification, in proportion to the variation in the quarterly index of construction costs published by the National Institute for Statistics and Economic Studies (INSEE) provided that such variation is an increase. The base index or benchmark index is referred to in the Special Conditions.

It is expressly agreed that the annual rent indexing can only be an increase so that the rent paid with respect to one year cannot in any case be less than that paid for the previous year.

At the first annual review, the ratio shall be figured between this benchmark index and the index for the same quarter for the following year.

Each year, the same ratio shall be figured between the benchmark index selected for the previous index and the index for the same quarter for the following year.

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If this index is not known on the anniversary date of the Lease, a provisional indexing shall be figured on the basis of the last known index.

In the event that, for any reason whatsoever, the index chosen for the above annual review of the rent should cease to be published, this review shall be performed by taking as a base either the replacement index or a new index chosen by contractual agreement.

Failing to agree on the choice of the new index to be adopted, the parties already agree to leave it up to the decision of an expert appointed by the Presiding Judge of the Tribunal de Grande Instance for the location of the Premises, and the expert assessment and the court costs are to be borne exclusively by the LESSEE.

This escalator clause is a critical and vital clause without which the Lease would not have been granted. Its non-application, even partial, may authorise the LESSOR, and only it, to request termination of the Lease without compensation.

3.3 - Charges

3.3.1 - Collective Charges

The rent payable is considered net of all charges and all taxes for the LESSOR.

Accordingly, the LESSEE shall reimburse the LESSOR, for charges of any kind related to the Premises, facilities and items of equipment that are installed there, and, where appropriate, the share allocated for the Premises for the common charges relating to the common areas, common services and items of equipment common to the building, if it is not rented in its entirety to the LESSEE.

The expenses to be reimbursed by the LESSEE to the LESSOR shall include, but are not limited to, (i) owner’s insurance, (ii) property taxes, (iii) the annual tax on offices, the tax on commercial and storage Premises, and any other tax or duty subsequently created, added or substituted, which may be legally at the LESSOR’S expense, (iv) the management fees for the building, (v) the trustee fees, etc.

If the building is subject to joint ownership status or included in any other legal entity, the LESSEE shall generally reimburse the LESSOR for all charges pursuant thereto.

3.3.2 - Reimbursement Terms

Reimbursement shall be made to the LESSOR in the form of a call for a quarterly provision at the same time as the rent, based on the cost estimates for the year.

Each year, an adjustment is made to reflect the actual costs for the prior year.

The allocation of costs among the various LESSEES is carried out according to the percentages specified in the internal regulations for the building, if such exist. By default, the allocation is performed in proportion to the leased space.

To take into account fluctuating charges, the LESSOR reserves the possibility of changing the amount of the provision called for.

The payment and reimbursement of all charges referred to in the Lease are payable as of the date when the LESSEE takes possession of the Premises and until the LESSEE fully releases the Premises.

The amount of the first quarterly provision is specified in the Special Conditions.

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The LESSOR also reserves the right at any time to call for a working capital fund for charges corresponding to one quarter of the annual budget estimate.

3.3.3 - Individual Charges - Meters

The LESSEE shall be responsible for the maintenance and monitoring of the Premises.

It shall subscribe to maintenance contracts related to the equipment and the leased Premises and contracts relating to the inspections made mandatory by a statutory or regulatory provision.

It shall contract for all water, gas, electricity, telephone, etc. It will be required to regularly pay premiums and pay directly for all individual consumption as indicated by its meters and readings, as well as all taxes incumbent upon it, without the possibility of holding the LESSOR liable.

3.4 - Taxes and Fees

The rent as defined in the Special Conditions is expressed excluding taxes.

The LESSOR having opted for a VAT liability, pursuant to Article 260-2° of the General Tax Code, the rent is increased by the VAT at the prevailing rate at each billing.

As all the charges billed to the LESSEE pursuant to the provisions of the Lease are treated as a rent supplement for tax purposes, they shall accordingly be increased by VAT at the current rate.

The LESSEE shall bear any increase or other tax that may be added or substituted for the VAT by the regulations.

The LESSEE shall also pay all the city, police or road fees that tenants are normally bound to pay, all in such a manner that the LESSOR cannot be concerned on this subject. It shall, in particular, pay personal and movable items contributions, leasehold taxes, the business tax and any other taxes payable by the LESSEE for which the LESSOR is responsible in any capacity whatsoever and show proof of such upon request at least eight days before departure at the end of the Lease.

3.5 - Payment Terms

The LESSEE undertakes to pay to the LESSOR the rent and incidentals in four equal terms in advance, on 1 January, 1 April, 1 July and 1 October of each year, and for the first time when the Lease enters into effect.

This first payment is calculated in proportion to the time between the Effective Date of the Lease and the end of the calendar quarter during which the termination takes effect, and each day corresponds to 1/360th of the annual rent. All payments are made to the LESSOR’S domicile or any other place indicated by it.

The LESSEE agrees to this effect to sign an authorisation in favour of the LESSOR to debit a bank or postal account.

The late payment of three notices of rent due, whether consecutive or not, constitutes a serious and legitimate reason for refusal to renew the Lease at its maturity. The rent remains due up until the contractual due date of the Lease, even in cases where the keys are returned to the LESSOR before the agreed term.

3.6 - Criminal Clause

Any late payment of a single term of rent, charges, incidentals, or occupancy fee referred in Article L145-28 of the Commercial Code, at its exact due date, and more generally the non-payment of any sum payable under the Lease within the time required, makes the LESSEE legally liable, without prior notice, for payment of interest computed on the basis of the statutory rate plus three percentage points a year, plus VAT. Interest shall be due as of the due date, and any month that has begun is due in its entirety.

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In case of recidivism on the part of the LESSEE during a continuous two-year period and upon expiry of a period of 15 days from the due dates provided, all amounts due after calculating the above allowances shall be increased legally by a flat amount of 10% as a penalty, without any notification or formal notice, and VAT shall be payable on such penalties.

The application of the two preceding paragraphs cannot at any time be regarded as authorisation to delay payment, and shall not be an obstacle to taking the termination action referred to in Article 9 hereinafter.

3.7 - Security Deposit

3.7.1 - Amount

To ensure the execution of its obligations under the Lease, the LESSEE shall pay to the LESSOR a security deposit whose amount is specified in the Special Terms corresponding to one quarter of the annual rent excluding tax.

The security deposit shall be adjusted, automatically and without formality, upon each variation of the principal rent so that it always corresponds to one term of rent in advance.

This deposit shall not produce any interest.

3.7.2 - Methods of Implementation

The implementation of this guarantee can be realised throughout the term of the Lease, until full and final payment of all rents and incidentals and until the LESSEE performs all of its obligations.

It is reimbursed to the LESSEE after the release of the Premises, the preparation of the statement of condition of the premises and the production by the LESSEE of the receipts for contributions, taxes and other fees.

All money owed in any capacity whatsoever is deducted from the amount reimbursed, including in particular the balance of the charges for the period of occupancy and the amount of repair work to put the Premises in condition.

The LESSEE shall in no case compensate for such security deposit by rents or incidentals that may be due at his departure.

In the event of termination of the Lease as a result of non-performance of these Terms or for any cause attributable to the LESSEE, said security deposit remains acquired by the LESSOR as initial damages, without prejudice to any others.

3.8 - Furnishings

The LESSEE shall keep the rented premises constantly filled with equipment, furniture and goods in a quantity and of a value sufficient to satisfy and serve at all times as a guarantee to the LESSOR for the payment of rent and all the incidentals and obligations of this Lease.

3.9 - Occupancy Compensation

In the event that after judicial cessation or termination of the Lease, the premises are not be returned to the LESSOR free of any occupancy on the date agreed, the LESSEE or its assignees shall be liable for a monthly occupancy compensation equal to twice the current monthly rent.

Such compensation shall be due on the day following the end of the lease and until the day of the return of the Premises, and any month that has begun shall be due in its entirety.

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The charges also remain due up to the day when the premises are returned to the LESSOR, all without prejudice to any other damages and interest.

3.10 - Costs - Litigation

All costs, duties and fees hereof, including the costs of drafting any acts and those that may result or are the consequence thereof, are at the expense of the LESSEE, who so specifically undertakes.

All expenses incurred by the LESSOR in connection with actions validly taken against the LESSEE for the enforcement of the terms and conditions of the contract are and shall remain at the LESSEE’s expense.

3.11 - Allocation of Amounts Due

In case of disputes, the payments made by the LESSEE shall be allocated by the LESSOR in the following order:

Recovery and procedural costs,

Damages,

Interest,

Rents paid in advance and readjustment of rents paid in advance,

Claims for rent or occupancy compensation: regarding this item, they will be allocated by the

LESSOR in priority to the amounts that have not been the subject of litigation,

Provisions for common charges.

4 - CONDITIONS RELATING TO THE ENJOYMENT OF THE PREMISES

4.1 - General Terms of Enjoyment

4.1.1 - Rules of Occupancy

The LESSEE shall refrain from anything, which by its action or that of its agents, might harm other of the building’s occupants’ exercise of their business activities, their tranquillity and good order.

It shall abstain from any activities that are harmful, uncomfortable or unsafe.

The LESSEE is obliged to submit to all measures of order and cleanliness of the building. It is particularly required to evacuate its wastes in an ongoing manner.

It is barred from depositing anything, even temporarily, in the halls and common areas of the building, stairwells, parking lots, access ways and gardens.

In case of violation of these clauses, the LESSOR may proceed with the required removal eight days after formal notice by registered post with return receipt that remains unsuccessful, or without prior notice in an emergency, at the expense of the LESSEE, who shall reimburse the cost upon simple presentation of an invoice.

The LESSEE undertakes to notify the LESSOR of the existence of any equipment subject to declaration under the classified facilities. It undertakes to make the declarations provided for in the regulations for any equipment subject to the latter.

The LESSEE shall comply with the regulations established by the LESSOR or by the municipal services for the removal of garbage.

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In general, it shall comply with the requirements, recommendations and instructions issued by the Labour Inspectorate, hygiene and safety commissions and, more generally, all administrative departments concerned, so that the LESSOR shall not in any case incur any liability. This shall hold especially if the rented property is dependent on an IGH building, a High-Rise Building, subject to specific regulations that the LESSEE undertakes to comply with in all respects.

It shall accurately and regularly pay the personal, occupancy or other taxes and contributions that are at the expense of LESSEEs, in such a manner that the LESSOR shall never be sought after on this subject.

41.2 - Right of Access and Visitation

The LESSEE shall allow access to the Premises to the LESSOR as well as to its representative, its architect and its contractors as often as necessary in order to ascertain their condition and perform the work on the common areas or equipment, under the sole condition that the LESSOR notify him forty-eight hours in advance, except in case of emergency.

When notice of leave has been issued, the LESSOR shall be free to place any signs, banners or writing that it deems necessary at the locations of its choice.

In the event that the Premises are put up for sale or lease, the LESSEE shall be required to allow the Premises to be visited between 9 am and 6 pm every working day.

If it does not comply with this rule, the LESSEE may be liable to the LESSOR for all damages related to the prejudice suffered by the latter.

4.1.3 - Security and Technical Management of the Building

The LESSEE shall make it its personal business to ensure the guarding and monitoring of the Premises, as well as the maintenance of the Premises.

It shall ensure that the Premises are permanently provided with a working system for protection against fire, and particularly with a fire detection system.

The LESSEE undertakes, at its own expense, to carry out periodic inspections of the items of equipment, lifts, security systems (including those relating to the detection, warning and protection in case of fire) electrical installations, etc.

4.2 - Building Regulations

The LESSEE shall comply with the Special Provisions resulting from the building’s legal status, such as the joint ownership regulations, internal regulations or Special Specifications.

It shall comply with technical and administrative documents relating to the leased property.

The LESSEE shall be required to comply with any other document subsequently established and properly brought to its knowledge.

4.3 - Business Signage

The installation of any sign or signboard inside as well as outside the building shall be performed by the LESSEE after having obtained the necessary administrative permits and the LESSOR’s prior written approval.

The LESSEE shall make it its personal business to comply, as needed, with the Special Provisions relating to those signs and signage in general, the condominium regulations, the specifications for the building or area, and any administrative regulation in force governing the building as well as the business zone in which it is located.

The installation of such signs shall be at the LESSEE’s cost and risk and peril. It shall ensure that they are securely maintained, are kept in perfect condition and shall be solely responsible for any injuries that their installation or existence could cause.

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4.4 - Disturbance

4.4.1 - Destruction of the Premises - Expropriation

In case of destruction of the Premises or expropriation for public utility, the Lease will be cancelled outright, without compensation at the LESSOR’s expense.

4.4.2 - Interruption of Services

The LESSEE cannot claim any reduction of rent or compensation in the event of even prolonged interruption or reduction of the common services, such as water, heating, electricity or telephone, due to acts by third parties, since the LESSOR is furthermore not required to warn the LESSEE of said interruptions or reductions.

The building services are provided by the LESSOR by any means it deems appropriate, and it may change these so as to optimise the building’s management.

5 - CONDITIONS RELATING TO THE MAINTENANCE OF THE PREMISES

5.1 - Statement of Condition of the Premises at Entry

The LESSEE declares accepting the Premises in their present state, without being able to require any repair or improvement, either upon entry into possession, or during the course of the Lease.

A statement of condition of the Premises shall be prepared in an adversarial manner by the parties when the LESSEE takes possession. In the event that for any reason, this statement of condition of the Premises should not be drawn up, particularly if the LESSEE, having been duly called, was not present, the Premises shall be considered to have been leased in perfect condition.

5.2 - Maintenance - Repairs

The LESSOR shall carry out at its expense, in an ongoing manner as may be needed, and shall keep at its expense any of the major repair work referred to in Article 606 of the Civil Code that may be necessary with respect to the Premises during this Lease.

For its part, the LESSEE shall carry out, gradually as needed, at its expense, risk and peril, and it shall retain at its expense, all the work other than that covered by Article 606 of the Civil Code (for repair, rehabilitation, reconstruction or replacement), which is or becomes necessary to the Premises and its facilities (such as, if they exist, those for heating, air conditioning, ventilation, technical equipment, access control, security systems, electricity, lighting, cabling, glazing, carpentry and joinery, plumbing, sanitary facilities, carpets, ceilings and false ceilings, walls, partitions, floors, etc) whatever the cause, nature and importance, and even though they may be due to obsolescence or a hidden defect, and must proceed at its own expense and as often as required, with any extermination treatments for rats and insects on the Premises.

In addition, in the event that major repairs referred to in Article 606 of the Civil Code would be necessary due to the non-performance by the LESSEE of its care and maintenance obligations mentioned above or deterioration resulting from its actions, the actions of its personnel or its visitors, or even concerning the work performed by the LESSEE, it shall bear their cost. It shall be responsible for the damage and losses that may affect the Premises, even though they may occur without its fault.

The LESSEE shall carry out at its expense, risk and peril, in an ongoing manner as may be needed, and it shall keep at its expense any work, facilities, installations and construction necessary to ensure compliance with current or future regulations, including concerning the protection of the environment, hygiene, health or safety, unless they are expressly referred to Article 606 of the Civil Code.

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The LESSEE shall be required to perform on the Premises throughout the term of the Lease and at its expense, the cleaning, maintenance work, and odd repairs and the redecoration or replacement of any fixture, painting, floor, wall coverings, ceilings, as the need arises and for any reason whatsoever, even for reasons of dilapidation or wear and tear, so that at any time the Premises are maintained in a good state of maintenance and repair.

It shall comply with any order from the LESSOR for this purpose, even during the course of the Lease.

The LESSEE shall perform any repairs that become necessary to the meters, pipes, faucets and locks.

The LESSEE shall take care that the Premises continually comply with the various regulations concerning the safety of the public and occupants, Labour Conditions, public health, personal health and environmental protection.

Any work that may be necessary under such regulations shall be at the LESSEE’s expense, even if the reason that this work needs to be performed is not due to the LESSEE’s activities on the Premises, but is due to the building’s actual situation.

In this respect, the LESSEE shall comply with all administrative orders or regulations, including those of the Safety Committees, the Labour Inspectorate, or the competent prefectural department.

In case of continued non-performance by the LESSEE 15 days after the sending of a notice by registered letter with acknowledgment of receipt, the LESSOR will execute the work referred to above, and its cost will be reimbursed by the LESSEE to the LESSOR upon first request.

At the expiration of the Lease, the LESSEE shall return the property in a good state of repair, maintenance and operation, unless the LESSOR requires that it be restored to its original condition.

5.3 - Work performed by the LESSEE

5.3.1 - Fixtures - Improvements

The LESSEE shall not perform any work on the Premises that can change the intended purpose of the building or harm its solidity. It may not have the floors bear any load greater than their resistance under penalty of being held liable for disturbances or accidents that would be the consequence.

The LESSEE may not make any change in distribution, any modification, or proceed with any demolition, drilling of walls or partitions on the Premises without the LESSOR’s prior express consent in writing.

5.3.2 - Work to bring into Compliance

The burden of any work that may become necessary in order to bring the Premises and the building they depend on into compliance with existing or future regulations shall be exclusively borne by the LESSEE.

The same shall hold during the Lease if such regulations are amended and, as a result, the leased building is no longer in compliance with regulatory standards.

The LESSEE shall ensure that the LESSOR can at no time be concerned or sought after on this subject.

5.4 - Work by the LESSOR

The LESSEE shall suffer the repairs, rebuilding, additional height and any work whatsoever, regardless of the difficulties they cause it, which may be performed in the building, or a nearby building, without being able to claim any rent reduction or termination of the Lease, regardless of the scope and duration of such even though the latter may exceed forty days as an exception to Article 1724 of the Civil Code.

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5.5 - Work outside the Building

In addition, the LESSEE shall exercise its recourse directly against the Administration, contractors or neighbouring owners for the work performed on the public roadways or in nearby buildings, if such work results in difficulties in the operation of its business activities, without at any time being able to bring an action against the LESSOR for these external events.

5.6 - Return of the Premises

Upon its departure, the LESSEE shall return the Premises in a good state of maintenance or, failing that, shall pay to the LESSOR the cost of the work necessary to bring them into condition for their re-lease, and the resulting dilapidation resulting from wear and tear remains at the LESSEE’s expense.

To this end, the statement of condition of the Premises shall be prepared, in the presence of the duly convened LESSEE, no later than the day of expiry of the Lease or at the end of possession, after which the LESSEE shall deliver the keys to the LESSOR

If the LESSEE was absent on the days and times fixed for the statement of condition of the Premises, it shall be prepared by a bailiff, if necessary with the assistance of a locksmith at the LESSEE’s exclusive expense. The statement of condition of the Premises shall include, if appropriate, a statement of repairs to be made, which shall be established by the LESSOR’s architect to whom the parties give irrevocable commission to this effect.

In the event that work should be shown to be needed, the LESSOR shall prepare an estimate to which the LESSEE shall give its consent within ten days of notification of their cost.

In the absence of response from the LESSEE, the amount to return the Premises to good condition will be deemed to be approved by the LESSEE and the LESSOR may have the work performed by contractors of its choice, and the cost of such work shall remain at the LESSEE’s sole expense.

6 - INSURANCE

6.1 - LESSOR’s Insurance

The LESSOR warrants the financial consequences of the civil liability it may incur in its capacity as owner.

The LESSOR warrants, by itself or as part of the joint ownership if one is created, its properties and all the facilities and installations of a real estate nature.

In the event that the Premises are made up of joint ownership lots, wholly or in part, the LESSOR has the option to purchase any supplemental policy that it deems appropriate, in addition to the guarantees subscribed by the trustee, and the corresponding premiums remain at the LESSEE’s expense.

If the LESSEE’s business activity entails the payment of increased insurance premiums by the LESSOR or the neighbours or co-renters, the LESSEE shall repay the amount to the concerned parties.

The insurance premiums and additional premiums possibly paid by the LESSOR shall be reimbursed by the LESSEE under the terms stipulated above in Articles 3.3.1 and 3.3.2 of the General Conditions.

6.2 - LESSEE’s Insurance

The LESSEE is bound to insure, as of the effective date of the Lease, with insurance companies known to be solvent, the financial consequences of the liability it may incur as a result of its business activities, particularly with regard to neighbours and third parties in general.

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The warranty shall include the risks of fire, explosions, storms and water damage related to its property, equipment, materials and goods, as well as the fixtures that it has created.

The LESSEE shall take out insurance against the loss of operations, broken windows, glass and equipment of any kind.

The LESSEE shall show proof to the LESSOR of the subscription to such insurance and the payment of the corresponding premiums, upon the signing of the Lease.

The insurance policies relating to these guarantees must be maintained throughout the term of the Lease, and the LESSEE shall pay the premiums and contributions and show proof of such to the LESSOR at any time, at the latter’s simple request.

6.3 - Reciprocal Waiver of Recourse

The LESSEE expressly waives, and shall have its insurer waive, any recourse against the LESSOR and its insurers because of the destruction or deterioration of all or part of the equipment, furnishings, and any values and goods whatsoever, due to deprivation or disturbance of enjoyment of the Premises and even in case of total or partial loss of business assets, including intangible elements.

Conversely, the LESSOR expressly waives, and shall have its insurer waive, any recourse they are entitled to exercise against the LESSEE and its insurers.

6.4 - Claims - Disturbances

The LESSEE shall keep the LESSOR or its agent promptly informed of any claims incurred on the Premises.

It must immediately notify the LESSOR of any repairs made necessary by any depredation or degradation even though no apparent damage has resulted from such, under penalty of being held liable for any direct or indirect deterioration resulting from its silence or its delay, especially with regard to the LESSOR’s insurers.

The LESSEE shall allow free access to the Premises to both the LESSOR as well as any expert assigned by the insurance companies. It cannot take any recourse against the LESSOR due to the conduct of these inspections.

It must, at its expense and without delay, move its furniture and remove any casings and decoration as well as any installations whose removal would be useful in searching for and repairing leaks of any kind, cracks, and, in general, for the execution of any work.

7 - LIABILITY AND REMEDIES

The LESSEE waives all liability claims against the LESSOR, and in particular:

7.1 - In case of theft or any other criminal act that the LESSEE could be a victim of on the Premises or in the building’s dependencies, since the LESSOR does not assume any performance obligation in matters of surveillance.

7.2 - In case of interruption of the services for water, gas, electricity, or other fluids, or in case of stoppage, even extended, of the operation of the lifts.

7.3 - In case of destruction caused to the Premises and objects therein particularly due to leaks, infiltration, humidity or other circumstances that would be due to any work, including that under Article 606, since the LESSEE must take out insurance against these risks without recourse against the LESSOR.

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7.4 - In response to actions that generate liability for other occupants of the building, their staff, suppliers or customers or any third party generally, since the LESSEE is to be personally responsible for its direct actions against the perpetrators of these disturbances, after failure of the amicable initiatives that the LESSOR shall, in such cases, undertake against the perpetrator of the disturbance, who is a co-tenant in the building.

8 - SUBLEASE - ASSIGNMENT

8.1 - Sublease

The LESSEE is forbidden to grant enjoyment of all or part of the Premises to anyone whomsoever, in any form whatsoever, even temporarily or for free or on a day-to-day basis, or under lease management. Any partial or total subleasing is strictly prohibited, under penalty of legal termination of the Lease.

In the case of a sub-lease that may exceptionally be authorised by the LESSOR, the LESSEE shall remain solely liable for paying the entirety of the rent with regard to the LESSOR and solely responsible for the charges and conditions of the Lease, since sublease is only fully valid in the context of the rights held by the LESSEE hereby.

The sublease, even authorised, shall be granted at the risks and peril of the LESSEE, which undertakes to make it its personal business to evict any subtenant.

It is recalled that the Premises are an indivisible whole and that therefore the subtenant has no direct rights with regard to the LESSOR, and in particular no right of tenure or renewal on the Premises.

No subleasing can be permitted if the LESSEE owes rent, charges or incidentals.

This article is not intended to prohibit the LESSEE from providing space for the benefit of its customers as part of its business activity.

8.2 - Assignment

The LESSEE may not assign its right to the Lease, in whole or in part, under penalty of termination, except to the purchaser of its business and subject in the latter case to the LESSOR’s prior approval of the assignee, who shall provide any guarantee of solvency.

No assignment can be carried out if the LESSEE owes rent, charges or incidentals.

The LESSOR is called to attend the deed of assignment, by registered letter with return receipt.

The LESSEE remains the joint and several guarantor, without being able to oppose the benefit of discussion or division, of the assignee and successive assignees, both for the payment of rent as well as for the execution of all terms and conditions of the Lease.

All those who successively become assignees of the Lease shall remain liable with regard to the LESSOR, joint and severally with each other and with the LESSEE, for the payment of rent and the execution of the Lease Terms, throughout the term thereof and notwithstanding that they are no longer on the property and have even assigned their rights.

In order to meet this guarantee in all cases of assignment, the LESSEE’s successor, as well as any subsequent assignees, shall for the very validity of the assignment submit a bank guarantee to the LESSOR to guarantee payment of a sum corresponding to one year’s rent inclusive of all taxes, said rent to be updated on the date of the assignment.

An enforceable copy of the deed or a recorded original shall be provided to the LESSOR, without expense to it, since the LESSEE is bound to follow the rules of notification under Article 1690 of the Civil Code.

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8.3 - Transmittal

To the extent necessary, it is specified that in accordance with Article L 145-16 of the Commercial Code, this Lease shall be freely transferred as part of a TUP (Universal Wealth Transfer) transaction, merger, spin-off or split, without the need to respect the formalities of Article 1690 of the Civil Code.

9 - TERMINATION CLAUSE

For lack of payment, on its exact due date, of a single term of rent, charges or any incidentals, or occupancy compensation under Article L145-28 of the New Commercial Code, or more generally any amount payable by the LESSEE, one month after a payment order or formal notice by extrajudicial act containing the LESSOR’s statement of its intention to use the present clause, which remains without effect during this period, the Lease shall be terminated ipso facto, if it seems proper to the LESSOR, without the need to go to court.

The same clause shall apply in all its effects in the event of non-execution of one of the clauses of the Lease.

If the LESSEE refuses to evacuate the Premises, its expulsion shall result from a simple summary order injunction issued by the Presiding Judge of the Tribunal de Grande Instance for the location of the building, which is provisionally enforceable without bond pending appeal.

In this case, and regardless of the cause of the termination, the advance rent, as defined in 5.2 of the Special Conditions is forfeited to the LESSOR as initial damages as stated in Article 3.7.2 above without prejudice to any other, and the LESSEE shall be liable to the LESSOR for an occupancy fee under Article 3.9 of the General Conditions, irrespective of the rent accrued on the date of termination of the Lease.

10 - TOLERANCES

Any tolerances on the part of the LESSOR concerning the terms and conditions of the Lease, regardless of their frequency and duration, shall under no circumstances be regarded as amending or deleting these terms, or as generating any right whatsoever, since the LESSOR may at any time terminate such.

11 - SEVERABILITY CLAUSES

The parties expressly agree that the invalidity, illegality or the inability to obtain enforcement of a provision of the Lease shall not affect the validity of the Lease and the possibility of obtaining the execution of other provisions of the Lease, as the clause in question is only deemed unwritten.

12 - AMENDMENTS AFFECTING THE PERSON OF THE LESSEE

Any amendment to the LESSEE’s bylaws resulting from a change in corporate form, a change of name, a transfer of the head office, changes in capital or any change of chairman or managing director, shall be notified to the LESSOR within a period of one month with an updated K-Bis and a certified copy of the updated bylaws in support.

13 - SUBSTITUTION OF LESSOR

During the term of the Lease and its possible renewals, if the LESSOR transfers ownership of the building that is the subject hereof, by any legal means, to a third party of its choice, whether a corporation or a natural person, the latter shall be subrogated to the LESSOR ipso facto, upon such transfer, for all the rights and obligations resulting from this Lease both actively and passively, without such substitution already accepted by the LESSEE entailing renewal of this Lease.

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The LESSEE already accepts that any security deposit or surety bond or guarantee in the hands of the LESSOR under this Lease is transferred to the purchaser and therefore renounces all claims against the current LESSOR, who is the seller under the deed with regard to the release of these securities.

14 - ELECTION OF DOMICILE

For execution hereof, choice of domicile for each is at its head office.

Done in Paris on 29/06/2007.

In duplicate originals

The LESSOR	The LESSEE

/s/ F. COQUIO
F. COQUIO
MANAGING DIRECTOR

INTERXION FRANCE
Bldg. 260 - 45 Avenue Victor Hugo
93534 Auberviliiers Cedex - France
R.C.S. Bobigny 423 945 799 - APE 652 E
Tel. +33(0) 1 53 56 36 10 Fax 33(0) 1 53 56 36 20

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LIST OF APPENDICES

APPENDIX 1:	Location Map

APPENDIX 2:	Specifications for sale and leasing of land within the ZAC of MONTJOIE

APPENDIX 2:	Statement of Natural and Technological Hazards

APPENDIX 4:	Authorisation for automatic deduction + RIB

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DEPARTMENT OF PLEINE SAINT-DENIS

COMMUNE OF SAINT-DENIS

ZAC OF MONTJOIE

DIVISION MAP

Parcel CJ I 24

Date : 24 October 2006 Scale : 1/600	Map 1
Index1
Bobigny Agency	FILE 16623

[Map of ZAC of Montjoie]

[Rectangular Stamp –	Stamp Duty Paid to the State Authorisation of 1973]	Appended to the record of a deed recorded by the undersigned Notary on 15/6/99

CITY OF SAINT DENIS

Appended by the undersigned Notary to the record of a deed recorded by him on 11 January 2000

SODEDAT 93

8 to 22 Rue du Chemin Vert

BP 95

93003 BOBIGNY CEDEX

Tel. 01.43.93.70.00

SAINT DENIS – ZAC of Montjoie

Specifications for Sale of Land

(February 1997)

SODEDAT 93
8 to 22 Rue du Chemin Vert	Rectangular Stamp - ARC PROMOTION II
BP 95
93003 BOBIGNY CEDEX
The Chairman

/s/ Jean-Jacques Karman
Jean-Jacques KARMAN

ZAC [Mixed Development Zone] of Montjoie - SAINT DENIS

Specifications for Sale of Land

PART I - FOREWORD

Article 1 - Statement

1-1	On 23 March 1988, THE CITY awarded to LA SODEDAT 93 a development concession in order to perform the studies, acquisitions and development activities within a perimeter included within the islet of Montjoie on the PLAINE SAINE DENIS.

By deliberation dated 26 May 1988, the SAINT DENIS City Council created the ZAC of Montjoie and decided to entrust the development to LA SODEDAT 93 under Development Concession Agreement of 23 March 1988. Pursuant to the latter, Addendum No. 1 of 23 June 1988 defines the specific tasks unique to the ZAC procedure adopted by THE CITY.

By deliberation dated 24 November 1988, the SAINT DENIS City Council decided to extend the perimeter of the ZAC.

An Addendum No. 2 was signed on 24 November 1988 to extend the mission of LA SODEDAT 93 to the new perimeter.

By Addendum No. 3 of 8 April 1993, in agreement between both parties, Article 15 of the Concession Agreement of 23 March 1988 was amended. The mission of LA SODEDAT 93 was extended for five years until 23 March 1998.

By deliberation dated 26 November 1992, THE CITY decided to change the perimeter and the PAZ (Zoning Plan) for the ZAC of Montjoie.

By deliberation dated 6 June 1996, THE CITY approved the change to the PAZ, the Perimeter of the ZAC of Montjoie, and the public facilities schedule for the ZAC and decided that the layout and equipment for the area remained assigned to LA SODEDAT 93.

1-2	The purpose of these specifications is:

•

To define the general policy provisions that determine the requirements imposed on builders and users of the land, to satisfy respecting the public interest; they in particular specify the purpose of the transfer, the general conditions under which the transfer is granted and under which it is terminated in case of non-performance of the obligations imposed by this document;

•	To define the rights and obligations of the SEM and the builder during the period of the development work in the area and construction of buildings.

1-3	At the expiration of the development grant referred to in the foregoing Statement, or in case of withdrawal or termination of the concession, the licensor will by right replace the SEM in all rights and obligations arising for it from these specifications, without the builder having the right to object.

1

1-4	The requirements of these specifications will be fully incorporated by the efforts of the notary or the most diligent party into any deed conveying ownership or rental of the land or buildings, whether it involves a first sale or rental or successive sales or rentals.

1-5	As a simplification measure and for the clarity of the text:

•

Firstly, we designate under the term “builder” all who are subject to these Specifications, whether they are an owner, purchaser, transferee, recipient of contributions, co-sharer, builder, lessee, licensee for use, etc.

•

Secondly, we designate under the general term “deed of transfer” any act transferring ownership of a building site or building located within the perimeter that these Specifications apply to, whether it involves a sale, contribution, sharing, a gift, etc, and by “rental” or “lease” any act conferring temporary enjoyment of one of such properties, whether it is a lease for construction, property lease, emphyteutic lease, etc.

1-6	Furthermore, it is recalled that, in accordance with specifications for concession, the purchase or lease price for the building site is set by the SEM in agreement with the licensor. This price will be included in the conveyance or lease.

This having been set forth, the SEM will divide the land of the ZAC of Montjoie under the conditions provided below.

Article 2 - Division of the Land

The land indicated above will be divided between:

•

Land intended for buildings for the accommodation of business activities, housing and equipment in order to be rented out or sold to the private or public builders designated hereinafter as the “Assignee”;

•	Land for incorporation as public roads and public open spaces and to be transferred to THE TOWN and after completion of the roads and utility networks;

•	Open space whether planted or not outside of the right-of-way of the buildings and roads but intended to belong to the builder.

This division will not be subject to the formalities of subdivision under the provisions of Article R 315-2 of the Urban Planning Code.

Article 3 - Zoning Plan

The builder and the Company undertake to respect the provisions of the PAZ in all its documents (regulations, easements, plans, etc) and all the amendments that have been made to it by the Administration.

It is further recalled that the provisions of the PAZ do not have an exclusive character, since the builder and the Company are required to comply with all regulations, or in general all obligations arising under the Civil Code, the Labour Code, and the various laws pertaining to Safety, Hygiene, Health, Handicap Accessibility or any other provisions governing the construction and operation of buildings.

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Article 4 - Performance Deadlines

The Builder undertakes to:

1)	Begin without delay the study of all of the buildings authorised by the PAZ on the land that is sold or leased to it and to communicate to the Company its final construction project, at least one month before the filing of the building permit application and to present at the same time for the SEM’s approval a phased construction schedule by annual portions.

2)	File its building permit application within a period of three months from the date of the conveyance, it being stipulated that unless otherwise provided in such deed, it is the date of signing of the SSP deed (private contract) that is taken into consideration in this regard.

3)	Undertake the construction work within a period of four months from the issuance of the building permit.

4)	Have completed the construction within a period of 18 months from the issuing of building permits. The execution of this obligation will be deemed satisfied by the presentation of a statement of completion issued by the Builder’s architect subject to verification by the SEM’s architect.

Different periods can be stipulated in the deed of sale or lease. The SEM can even grant exemptions in exceptional and justified cases.

Article 5 - Possible Extension of the Deadlines

The deadlines shall be extended, if their non-observance is due to an event of force majeure, for a period equal to that during which the Builder was unable to carry out its obligations. The Builder has the burden of showing proof of force majeure and of the duration of the impediment.

Financing difficulties are not considered to be an event of force majeure.

For the purposes of this article, delays not attributable to the Builder in granting loans under the laws relating to public housing or those relating to special construction loans and subsidies shall be regarded as cases of force majeure.

But, in this case, the Builder will not be exempt from payment of late interest on the part of the purchase price payable at term that he has not settled on the set due dates.

3

Article 6 - Sanctions with regard to the Builder

In case of non-compliance with the obligations incumbent upon the Builder per these Specifications, the deed of sale or the lease or their appendices, the SEM can, depending on the nature of the offence committed, and at its choice, obtain damages and cancel the sale, if needed cumulatively, under the following conditions:

1) Damages and Interest (individual cases)

If the Builder does not comply with the deadlines provided in Article 4, the SEM will formally notify it that it must meet its obligations within a period of ten days as concerns the deadlines under Chapters 1, 2 and 3 or within a period of three months with respect to the one in Chapter 4.

If beyond this deadline the Builder has not followed up on the requirements of the formal notice, the SEM can cancel the sale under the terms specified below unless it prefers to receive compensation in an amount fixed at 1/1000 of the sale price excluding taxes per day of lateness with a maximum of 10/100 (10%).

When the amount of compensation due for the delay reaches 10%, the SEM can pronounce the cancellation of the contract under the terms provided hereinafter.

2) Cancellation of the Sale

The conveyance may be cancelled automatically by a decision of the SEM notified by a bailiff’s writ, in case of non-compliance with one of the deadlines set in Article 4 above.

The transfer may also be automatically cancelled in the same form by a decision of the Chairman or the General Management of the SEM, notified by registered letter with return receipt, in case of non-payment of any fraction of the price at its due date, and this, one month after a notice to pay that has no effect, and more generally in case of non-performance of any of the obligations of these Specifications, of the deed of conveyance, or their appendices.

The Builder shall in return be entitled to cancellation compensation that will be calculated as follows:

a)	If the cancellation comes before the commencement of any work, the compensation shall be equal to the purchase price or, where appropriate, to the part of the price actually paid, less the amount of damage suffered by the SEM, which shall be deemed to be no less than 10% of the purchase price excluding taxes. This price, in the event of indexing, shall be deemed equal to the sum of the payments already made on the date of the cancellation, plus an amount equal to the balance, after applying to this balance the final INSEE index of construction costs that is known 15 days before date of cancellation.

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b)	Unless otherwise agreed to with the SEM, the work can only be undertaken by the Builder once the deed of conveyance has been signed and after payment of all sums owed by the Builder under the conveyance. If the cancellation comes after the commencement of work, the above compensation is increased by an amount equal to the amount of value added to the land by the properly completed work, without that this sum may exceed the value of materials and the price of labour used. Where appropriate, the compensation shall be reduced by the depreciation due to the work performed.

The appreciation or depreciation will be fixed by contradictory expert appraisal, the SEM’s expert being the administration of Estates, and the Builder’s expert, if it does not provide for his appointment, may be appointed ex officio by the Presiding Judge of the Tribunal de Grande Instance on the application of the SEM

In case of disagreement between the experts, a third arbitrator shall be appointed by the Presiding Judge of the Tribunal de Grande Instance for the location of the building at the request of the most diligent of the experts or the parties.

In the event of construction by tranches or for the construction of separate buildings, the cancellation of the sale can only bear, at the SEM’s discretion, on the parts of the land not used within the fixed deadline.

In the event of cancellation of the conveyance, all costs shall be borne by the Builder. The liens and mortgages that encumber the building and are within the defaulting transferee’s purview will be carried over to the cancellation compensation.

Article 7 - Nullity

Deeds of sale, sharing, lease or usage concession, etc, which are granted by the licensor or its assignees by a misreading of the prohibitions, restrictions or obligations stipulated in Part 1 of these Specifications shall be null and void and without effect.

This nullity can be cited during a five-year period as of the conveyance by the SEM or by default by the Prefect, without prejudice, as necessary, to civil damages.

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PART II

CHAPTER 1 - LAND INTENDED TO BE INCORPORATED IN THE ROADWAYS OR PUBLIC SPACES

Article 8 - Obligation of the SEM

The SEM shall perform, in agreement with the licensor and the supervisory authority, in accordance with the PAZ, the construction documents and their possible amendments, all the works on the roads, the development of the open spaces and utilities on the land intended to be incorporated into the domain of the communities, to be distributed to the assignee organisations, or to a labour union.

The limits of the services due under this heading by the SEM are defined in the “General Services Specifications” (Appendix 1)

Subject to other deadlines being set in the deed of assignment or in its appendices, the SEM undertakes:

•

To execute all utility work at its expense within the deadlines necessary to ensure the supplying of the buildings as they are commissioned, under the express reservation that the provisions of the PAZ are adhered to;

•

To execute the final roadway within a period of one year after the date when all the buildings provided for in the PAZ shall be completed and occupied. However, when the area’s development will be a phased construction schedule by tranches, the one-year deadline will apply to the perimeter concerned for the tranche considered.

Article 9 - Roadway, Squares and Open Spaces

9-1	Use:

Pending their delivery to the community, or to a union association, the SEM can deny to the public, including the builders, any transiting and parking on all or part of the roadways and squares that it has built.

As of their opening to the public, the policing will be provided by the Mayor according to the law.

9-2	Maintenance:

As of their completion, the roadways, squares and public open spaces intended to be reverted to the Municipality will be subject to the City departments taking delivery.

As of that date, maintenance will be at the Municipality’s expense.

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CHAPTER 2 - LAND TRANSFERRED OR RENTED

Article 10 - Architecture and Urban Planning

10-1	PAZ

The Builder and the SEM undertake to respect the provisions of the PAZ in all its documents (regulations, easements, plans, etc) and all the amendments that may be made to it by the administration.

It is recalled on this point that the PAZ is a regulatory document and extracts from this PAZ (Appendix 2) in these Specifications are for information purposes only. They are not contractual documents.

In no case can the SEM’s liability be incurred because of the provisions of the PAZ or the amendments that the administration may make to it, regardless of their date.

10-2	Architectural Provisions

The buildings must comply with the programming specifications and architectural guidelines appended to the PAZ and comply with both the layout and the design of the commercial buildings to be constructed or rehabilitated as shown in the appendix to the sale agreement or any other deed of conveyance.

Article 11 - Demarcation, Fences

11-1	The SEM shall proceed, if it has not already done so prior to the notarised deed, with the demarcation of the land. The fees for demarcation shall be borne by the Builder who may choose a licensed surveyor to draw up the record of this operation in an adversarial manner.

Any purchaser of a parcel contiguous to lots not yet sold by the SEM cannot, under any circumstances, claim from the latter half the cost of establishing the fencing.

However, any purchaser of a parcel that has an already existing fence is required to reimburse the intermediate owner who has borne the costs of establishing the fence for half of the expense incurred, under the conditions of ordinary law in matters of joint ownership.

11-2	As concerns the land allocated to accommodate apartment buildings, in principle, only the buildings’ sites and a “ladder are around,” whose boundaries shall be defined in the deed or lease, will be granted or leased to the builder. This deed, however, may make different provisions.

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Article 12 - Services to the Land Ceded or Leased

The limit of the services due from the SEM and the definition of the purchaser’s obligations regarding the various utility networks serving the land ceded or leased are specified in a “Limits of General Services Specifications” that shall be appended to the deed of sale, a model of which is shown in Appendix 1 to these Specifications.

The work at the SEM’s expense shall be realised by it under the concession agreement signed with the Municipality, in accordance with the requirements of the PAZ and within the deadlines set in Article 9 above.

Article 13 - Sanctions with respect to the SEM

In case of the SEM’s non-performance of the work incumbent upon it within deadlines provided, unless there are special provisions in the deed of sale, the Builder shall be entitled, after formal notice that remains without effect for one month, to claim from the company compensation for the direct, material and certain damage that may have been caused to it because of the SEM’s failure.

Article 14 - Connections and sewer

Until the delivery of the work to the City or the assignee companies, the Builder shall, at its expense, and according to the work schedule and in accordance with the plans attached to the building permit, connect to the lines for water, gas, electricity, sewage, etc established by the SEM, and in accordance with approved preliminary general plans.

It is entitled to open trenches to carry out these connections.

These as well as the corresponding interior facilities must comply with the laws and regulations that apply to them, which the Builder is deemed have knowledge of.

It will take personal responsibility for all contracts and subscriptions to be contracted with the utilities.

After delivery of the work, it shall be subject to the regulations applicable to each of the networks.

The Builder shall take charge of the refurbishment of the floors, and ensure that the coating is the same after the execution of the work, as well as ensure the eventual payment of taxes and fees for the sewer connection that are liable to be claimed from it by the City or public utility.

•	Community or cable antenna (in case it was decided or considered to install such).

•	Telephone floor splitter in the case of telephone pre-wiring. For industrial business activities:

a)	Discharge of Industrial Wastewater

The discharge of industrial wastewater will be realised in accordance with the regulatory provisions, which the Builder is deemed to have knowledge of, and those determined in the “General Limits of Services Specifications”.

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b)	Connections to Main Sewers

In each building, the separation must be secured between storm water (runoff from roofs, courtyards, drainage, etc.) used water and industrial waste water, which, depending on their nature, must be subjected to the pre-treatment provided for in the laws or the technical regulation, before their evacuation into the common system.

The Builder shall submit to the SEM the plans for these pretreatment systems before beginning any work. The company shall approve or propose to the buyer any necessary changes. Any possible expenditure due to the modification of the public treatment facilities shall be borne by the purchaser,

The amendments must be proposed within a period of 45 days from the sending of the plans. After this deadline, the company’s silence is deemed approval.

c)	Connection to the Storm Water Drains

The storm water discharge will be realized in accordance with the regulatory provisions applicable in this sector, which the builder is deemed to have knowledge of, and those determined in the “General Limits of Services Specifications.”

d)	Connection to Electricity Grids

The purchaser will defray the costs of connection to the MV or LV cables installed by the company, including charges for the supply and installation of junction boxes, loop connecting cables, and, if necessary, the construction, installation and maintenance of the delivery station to be built along the roadways and frontage roads.

The purchaser shall defray the costs related to “boundary markers” and in particular the contributions to establish service and the connection cables.

A subscriber station may possibly be combined with a public distribution or supply station for public lighting or with another subscriber’s station.

In case of overhead supply, the purchaser shall defray the costs of aerial-underground connection.

e)	Connection to the Gas Network

The purchaser shall defray the costs of connecting to the medium pressure gas pipeline network installed by the company, including costs of construction, installation and maintenance of the regulator and delivery station.

f)	When the “EDF” transformer stations gas regulator stations will be provided on their plot, and even if such equipment and would serve several owners, the purchasers shall make freely available to the interested public utilities the necessary land or “ad hoc” premises to satisfy the technical constraints that the Company shall notify to them.

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Article 14a - Electricity

14a-1	The common electric line will be established under the norms and regulations in force, so as to ensure the proper functioning of the facilities at each location that satisfy the conditions defined by PROMOTELEC.

They shall be subject to acceptance by “CONSUEL.”

14a-2	When public transformer and electricity distribution stations will be provided on their site or in their buildings, the Builders shall make available to the public electrical power service distributor, the land or premises required. The location or characteristics of these should be established in agreement with this utility.

This availability, which shall be provided within the framework of the regulations, shall be subject to special agreements between the service provider and the Builder.

The Builder undertakes, in addition, to grant to the public utility operator all the rights necessary for the equipping and operating of these substations, including the right to establish and maintain, upstream and downstream of these structures all the lines connecting to the network, and to provide free access at any time to its staff and that of its contractors, to the lines and premises in question and permanent clearance for the passage of equipment.

14a-3	The purchaser’s commitments defined above have been required by the SEM for its own benefit as well as being a third party stipulation to the benefit of the public utility. Accordingly, this utility can avail itself of this in order to directly require the buyer, if necessary through the courts, to fulfil his commitments, unless he prefers the allocation of damages.

Article 14b - Gas

14b-1	The interior gas distribution facilities will be realised according to good engineering practice, in accordance with the regulatory requirements and, moreover, those of the DTU (Unified Technical Documents) in force on the date of filing of the application for a building permit.

14b-2	In a timely manner, and at the latest before execution of the work, the buyer shall submit to the public gas utility for approval the proposed facilities that it intends to create.

The purchaser agrees to make freely available to the service provider, the grounds, land, and “ad hoc” premises necessary for the power and gas distribution facilities, the installation of pipelines, and the establishment of regulator and metering stations, etc. The purchaser further agrees to grant to the public utility operator all the rights necessary to fulfil its obligations as a public service concession, i.e. the possibility to:

•	Have access at any time for its staff and that of its contractors to the pipelines and premises concerned,

•	Have permanent clearances for the passage of equipment.

14b-3	The purchaser’s commitments defined above have been required by the SEM both for its benefit and as a third-party stipulation for G.D.F.’s benefit. Accordingly, this institution can avail itself of it directly in order to compel the purchaser, if necessary by the courts, to fulfil its commitments, unless it prefers the allocation of damages.

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Article 14c - Cable Distribution or Community Antenna

If the SEM builds a cable network or community antenna network within the ZAC’s perimeter, any builder on land located within the perimeter shall be required to connect its buildings that are mainly for residential or business use to such network.

The SEM shall inform the Builder in the deed of assignment if the building site is located within the perimeter served or not.

To the extent that it would not be handed over to a community or an assignee, the cable television distribution network or the community antenna network shall be delivered as soon as possible and at latest at the end of the development concession to the general syndicate, or, if necessary, to a specific syndicate that the Builder will automatically be a part of.

The cost of connecting to this network shall be borne by the Builder, who will, in addition, pay a share of the costs of the network’s maintenance, as part of the syndicate, or, as needed, it is specified on this subject that the allocation of these expenditures must be done proportionally to the number of m2 of constructed overall surface area clear.

Article 15 - Preparation of Projects, Coordination of Work

Study of projects to use the building rights granted.

As the ZAC is developed, the company shall prepare the documents defining the details of the land use for the building sites ceded or leased. To this end, it shall prepare site plan sketches and drafts at the preliminary stage outlining the options for the architectural and organizational portion as well as the specific technical constraints to proceeding. Several hypotheses may be offered, whether drawn or not from the PAZ file while obviously respecting all the provisions of this plan.

The company shall provide the builder with a folder at the building permits stage containing the summary comparative estimates for the corresponding infrastructure, and the precise graphic definition of the physical limits of the services, in accordance with Appendix 1 of these Specifications, called the “General Limits of Services Specifications”.

The Builder shall prepare its projects in close consultation with the company on the basis of the building permits record provided by it and will submit the final draft after having applied for any possible modifications it wishes to carry out for prior consent.

The company shall ensure, without committing its liability as such, that the architectural easements have been observed at the time of any possible amendments to the PSA and that the external appearance of the buildings it proposes to build shall not be detrimental to the use of the neighbouring buildings, whether sold or not yet sold.

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The SEM should be provided a complete copy of the application for building permits within the deadline provided in Article 4 above, in order for the SEM to ensure that the proposed work is compatible with the work at its expense, that it permits normal and safe traffic circulation, good service and easily ensures public safety (lighting).

The SEM shall verify that the project’s architecture is consistent with the general environment and the vocation of the transaction, and may make its approval contingent on any necessary modifications in this regard.

The connection to the roadways and networks may be refused if the work is not compatible or if the regulations were not observed.

The review of the file by the company does not incur the latter’s liability, since the purchaser remains solely responsible for its studies and its choices, as well as for the fulfilment of its obligations

In any case, the company cannot be required to make changes to the work that is incumbent upon it or change the plans.

Article 16 - Performance of the Work by the Builder’s Contractors

The Builder’s contractors shall be responsible for repairs of damage caused by them to road works, and the various utility networks and development in general created by the SEM. The Builder shall impose its obligations and burdens on the contractors participating in the construction of these buildings and the works by inserting the necessary clauses in the contracts.

In the event of the contractors’ failure to pay within three months the sums claimed from them by the SEM, the latter can take recourse against the purchaser, who shall be held jointly liable for the damage caused by its contractors.

In the event that the perpetrator of the damage cannot be determined, the amount of compensation will be apportioned among all the builders with works in progress at the site when the damage was found, and this in proportion to the number of m² of gross floor space in the schedules allocated to each builder, as they result from the building permit.

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PART III

RULES AND GENERAL INTEREST EASEMENTS

Article 17 - Maintenance of Open Spaces

The maintenance of public open spaces is at the Municipality’s expense.

The maintenance of private open spaces in the builder’s programme is at the latter’s expense. The delimitation and the final status of these areas will be defined in the act of surrender.

Article 18 - Use of the Open Spaces/Easements

18-1	The unbuilt portions of the land, except those ceded for the construction of public facilities and unless, on the other hand, the portions called “private areas” specifically designated in the deed of conveyance, are assigned for use as parks and passageways and are grouped into a set in which each part will be used for all the other lands indiscriminately.

Builders or their assignees shall be entitled to use as a park and passageway all unbuilt portions of all the land concerned.

The lanes for walking and relaxing, the flower beds, lawns and ponds or attractive decorations to be created will be made available to the owners, joint owners or occupants of all the buildings on such land.

18-3	The Builder shall be bound to endure without compensation all easements necessitated by the passage over its land and eventually, in the buildings, public pipes for water, gas, electricity, post office, public lighting, heating, sewers, etc, such as they will be created by the SEM, the City, and the assignees or on their behalf.

Article 19 - General Content

Nothing can be established on the facades of the buildings or on the land which could harm the cleanliness, good appearance, or tranquillity and security of the residents. In particular, no work can be performed on the buildings or on the lands that would change their appearance or function, as such have been specified in the building permit.

No external radio television antenna will be allowed when the buildings are connected to a cable network or a community antenna. The apartment buildings not connected must be equipped with communal antennas, with a maximum of one antenna per stairwell, as individual antennas are expressly prohibited.

Owners or tenants are prohibited from renting for advertising or display or from themselves using for this purpose all or part of the land or structures other than those assigned for commercial use. The company, however, shall grant exceptions for public sign projects or more generally signage to the extent that these would comply with the specifications concerning the signage for the area that is to be created for this purpose.

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Article 20 - Insurance

Each Builder shall have to insure the buildings erected on its building site for their actual value with a company known to be solvent. The policy shall contain a provision insuring against claims from neighbours.

This article does not apply to administrative bodies that normally act as their own insurer.

Article 21 - Litigation, Subrogation

The provisions contained in these Specifications for the transfer of land shall be binding on the company and the builder, as well as on the various other Builders.

The Company subrogates, as appropriate, each Builder in all of its rights or shares, so that each Builder can require from the others the execution of the conditions imposed by the provisions in question.

Article 22 - Insertion

The requirements of these Specifications shall be fully incorporated by the purchaser in the deed of sale and during the successive assignments by reproducing the full text.

Seen and accepted by

The City of SAINT DENIS	The Mixed Economy Corporation for the
Development of the Territory of Seine Saint
Denis (SODEDAT 93)
The Deputy Mayor	The Chairman,

Round Stamp – French Republic
Saint-Denis Town Hall
Liberty – Equality – Fraternity

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APPENDIX No. 1

Name of the business activities prohibited

within the operating perimeter of the ZAC

15

1 – Minimum number of jobs assigned to surface areas for business and offices:

•	Business activity: 50 m² used for 1 job

•	Office: 20 m² used for 1 job

2 – Prohibited business activities

CODE	Definition
37	Recycling
51	Food wholesaler
51	Non-food wholesaler i.e. 5804
51	Business wholesaler
52	General food supermarket retailer
52	Speciality or local food retailer
52	Non-food speciality retailer
52	Non-food speciality retailer
61	Truck transportation

SODEDAT 93 8-22, rue du Chemin Vert BP 95 93003 BOBIGNY CEDEX The Chairman, Jean-Jacques KARMAN

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Address of the Property

43 Rue du Landy
93200 Saint-Denis

NATURAL AND TECHNOLOGICAL

HAZARDS

REGULATORY INFORMATION FOLDER

FOR BUYERS AND RENTERS

Date of creation
(Document valid for 6 months):	Dimexbat
28 June 2007	Building Experts

17

SUMMARY

STATEMENT OF NATURAL AND TECHNOLOGICAL HAZARDS

Statement of Condition of Natural and Technological Hazards	3
Location of the Building with regard to the zoning of the risks defined in the regulatory documents	3

INFORMATION RELATIVE TO COMPENSATION RELATED TO NATURAL DISASTERS

Decisions on natural catastrophes since 1982	9
Information document on compensated natural disaster damages	10

Glossary	11

STATEMENT OF NATURAL

AND

TECHNOLOGICAL HAZARDS

2

STATEMENT OF NATURAL AND TECHNOLOGICAL HAZARDS

in application of Articles L 125-5 and R 125-26 of the Environmental Code

1. This statement of hazards is prepared on the basis of information made available by prefectural order

                                No. 2006-0391                from         13/02/06                    updated on

Location of the real estate property (built or not built)

2. Address             Municipality ZIP code

                43 Rue du Landy - 93200 SAINT-DENIS

3. Location of the building with regard to one or several plans for the prevention of foreseeable natural hazards (PPRn)

The building is located in a municipality provided with a PPRn recommended	yes ☒	no ☐

The building is located in a municipality provided with a PPRn applied in anticipation	yes ☐	no ☒

The building is located in a municipality provided with a PPRn approved	yes ☒	no ☐

The natural hazards taken into consideration are:

Flood	☒	Flood plain	☐	Rising water table	☐
Avalanche	☐	Mudslide	☒	Drought	☐
Earthquake	☐	Tornado	☐	Volcano	☐
Wildfire	☐	other	☐

4. Location of the building with regard to a technological hazards prevention plan (PPPt)

The building is located within the perimeter of a PPRt approved	yes	☐	no	☒

The building is located within the perimeter of a PPRt recommended	yes	☐	no	☒

The technological hazards taken into consideration are:

            Heat effect  ☐                High pressure effect  ☐                Toxic effect  ☐

5. Location of the building with regard to regulatory zoning for the consideration of seismicity.

In application of Decree 91-461 of 14 May 1991 relative to the prevention of seismic hazards, amended by Decree No. 2000-892 of 13 September 2000.

The building is located within a seismic municipality                 zone la  ☐    zone lb  ☐    zone ll    ☐  zone lll  ☐    zone 0  ☒

Documents attached

6. Location

Excerpts from reference documents or files for locating the building with regard to the hazards considered

•	Excerpt at 1/40,000th of the map of hazard perimeter R. 111-3 deemed approved PPR

•	Map of project risks of PPR Flood of the Seine (1/5,000th)

•	Map of risks related to shrinkage/expansion of clay soil (1/100,000th)

•	Mapping of study area (former quarries, dissolving of the gypsum)

Seller/Lessor – Buyer/Lessee

7. Owner – Lessor Last/First name Mr DUMORTIER, Jean-Paul

Cross out the unused mention

8. Buyer – Lessee Last/First name

Cross out the unused mention

9. Date	on 28/06/2007

At

This statement of natural and technological hazards is based on the information available to the Prefect for the Department. In case of non-compliance, the buyer or the renter can pursue contract cancellation or petition the judge to lower the price.

(IV of Article 125-5 of the Environmental Code)

LOCATION OF THE BUILDING WITH REGARD TO THE HAZARDS DEFINED IN THE REGULATORY DOCUMENTS

3

Saint-Denis

Draft Plan for the Prevention of Flood Hazards

from the Seine overflowing its Banks

[Map of Saint-Denis]

Sources: Risks DOE 93 / GEO 2000	[Dark] VERY HIGH RISK (H > 2m)
(Study performed in 2000)	[Medium] HIGH RISK (1m < H < 2m)
PHEC DREWSNS	OTHER RISKS (H < 1)
BO Topo Pays Cleb GN 2092	__ __ Municipal boundary
_____ Level
. Index point (Normal NGF)
• Kilometre point

4

Saint-Denis

Hazard Perimeter R. 111-3 related

(Deemed approved PPR)

  _____

|              | Area of Dissolution

__|_ Municipal boundary

      |

[Map of Saint-Denis]

Sources: Risks GDE 931 IGC

5

Saint-Denis

Draft Plan for the Prevention of Hazards related to

the Shrinkage-Expansion of Clay Soils

[Dark] High risk

[White] Average risk

[Grey] Low risk

[Map of Seine-Saint-Denis]

Sources: Risks DOE 93 BRGM 2002

BD Topo Pays CO IGN 2002

6

Saint-Denis

Zoning studied as Part of the Drafting of the Plan

for the Prevention of the Hazards of Mudslides

[Map of Saint-Denis]

Sources:	DDE 93 / DEP
BD Topo Pays CO GN 2902

7

INFORMATION RELATIVE TO

COMPENSATION FOR DAMAGE

RELATED TO NATURAL

DISASTERS

8

FINDINGS OF NATURAL DISASTERS OBTAINED BY THE MUNICIPALITY SINCE 1982

Flood	11/04/1983	23/04/1983	16/05/1983	18/05/1983
Flood	24/06/1983	26/06/1983	03/08/1983	05/08/1983
Flood	06/07/1987	06/07/1987	27/09/1987	09/10/1987
Flood	24/08/1987	26/08/1987	03/11/1987	11/11/1987
Flood	31/05/1992	01/06/1992	16/10/1992	17/10/1992
Flood	19/07/1994	19/07/1994	28/10/1994	20/11/1994
Flood	23/08/1995	23/08/1995	02/02/1996	14/02/1996
Flood	30/05/1999	30/05/1999	21/07/1999	24/08/1999
Mudslide	25/12/1999	29/12/1999	29/12/1999	30/12/1999
Flood	25/12/1999	29/12/1999	29/12/1999	30/12/1999
Flood	07/07/2001	07/07/2001	06/08/2001	11/08/2001
Flood	02/07/2003	02/07/2003	03/12/2003	20/12/2003

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INFORMATION DOCUMENT ON COMPENSATED NATURAL DISASTER DAMAGE

The property has never been damaged and compensated under the natural disaster system

I, the undersigned ________________________________________________________________________________________

declare that the real estate property located at the following address: ________________________________________________

_________________________ on the municipal land of _______________________________________________________

has never been the subject of a statement of damages or compensation under the natural disaster system established by the Law of 13 July 1982.

Last and first name of the lessor or seller:

Done on:

Signature:

The property has never been damaged and compensated under the natural disaster system

I, the undersigned __________________________________________________________________________________________

declare that the real estate property located at the following address: __________________________________________________

_________________________________ on the municipal land of ____________________________________________________

has never been the subject of a statement of damages or compensation under the natural disaster system as established by the Law of 13 July 1982.

List of natural disasters rulings resulting in compensation:

No. of the Official Journal	Date of Appearance In the Journal	Type of Natural Disaster recognised	Characteristics of the disaster on the Real Estate Property

Last and first name of the lessor or seller:

Done on:

Signature:

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GLOSSARY

The Plan for Prevention of Natural Hazards [PPRn]

Regulatory mapping of the natural hazards present on the territory of a municipality.

As of the knowledge of phenomena such as floods, avalanches, earthquakes, forest fires, etc, it is established by the government departments, after consultation and in partnership with the communities, to determine the areas at risk and define the measures for urban planning, construction and management that should be respected in order to limit damage.

It is first prescribed, then subjected to public inquiry and finally approved. It is then imposed on the local urban development plan (PLU). In certain situations, in order to avoid any dangerous locations, it can be applied in advance.

Old procedures: submersible surface plan [PSS], map of areas susceptible to forest fires [PZSIF], perimeter of Article R111-3 of the Urban Code and Plan for Exposure to Risk [PER] deemed natural disaster prevention plan.

The Plan for Prevention of Technological Hazards [PPRt]

Regulatory mapping of technological hazards present on the territory of a municipality.

It is established by the government departments in consultation with local residents, operators and communities for the industrial sites most at risk. The threat study bears on the thermal, toxic or pressure effects.

As with the PPRn, this procedure, created by decree in September 2005, provides that it be first prescribed, then subjected to public inquiry and finally approved. It is then imposed on the local urban development plan.

Seismic Zoning

It is established from a historical knowledge of the earthquakes and the geological knowledge of the territory. A regulatory zoning with four levels, 1a, 1b, 2 and 3 has been in force since 1991 accompanied by seismic rules for new construction.

Findings of natural or technological disasters

Any building that is the subject of a home insurance policy has been insured in the event of a natural disaster since 1982 by means of a mandatory surcharge. The technological disaster quanta have therefore been covered since 2003.

This device provides a guarantee of compensation for the quick restoration of the damaged premises. It is triggered by the government’s acknowledgement of the exceptional nature of the phenomenon.

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Municipal Information File on the Major Hazards (DICRIM)

Background document prepared by the Mayor that identifies the safeguards that respond to the risk to the municipality’s territory, including those measures that it has taken under its police powers.

It contains local, Departmental and national data necessary to inform citizens of the right to information. Prepared from the available information transmitted by the government’s representative in the Department, the Prefect, it contains four major types of information:

•	Knowledge of the natural and technological hazards in the municipality,

•	The measures taken by the municipality, with examples of implementation,

•	The safeguard measures to be complied with in case of danger or warning,

•

The plan to post these warnings: the Mayor establishes the regulatory posting plan in the municipality, on the premises and grounds mentioned in the Decree, according to the Order of 27 May 2003 relative to the posting of the safety warnings to be brought to the public’s knowledge. The plan is shown in the DICRIM. The owners or operators of the premises and grounds to which the information relates should themselves ensure its posting.

Synthesised Municipal File (DCS)

The Synthesised Municipal File is the declination at the local level of the Departmental file of major hazards. It shows, for each hazard identified, its definition, its scope and its consequences on the lives of the citizens of the municipality, and the simple and immediate measures for individual protection as well as a detailed map (scale 1/25,000) showing the areas concerned.

Dimexbat

        Building Experts

Rue Bel Air – Montée du Calvaire

13430 EYGUIERES

Website: www.dimexbat.com – Email: contact@dimexbat.com

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